JOHN P. MACLEAN
                             CERTIFIED PUBLIC ACCOUNTANT
                               15701 ALAMEDA DRIVE
                              BOWIE, MARYLAND 20716

                                   June 11, 1998


       We hereby consent to the use of our report dated Feburary 28, 1998 in Amendment #4 to the Registration Statement S-11 for Century Investments International, Inc.


                                      Sincerely,


                                      /s/ John P. MacLean